UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2004

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

ITEM 5.

Other Events

On March 29, 2004, the Circuit Court in Montgomery, Alabama reduced an $11.8 billion punitive damages award, returned in a state district court verdict on November 14, 2003 against ExxonMobil Corporation, to $3.5 billion. The original verdict also included $63.5 million in compensatory damages. ExxonMobil believes the current ruling is not justified by the evidence and that the amount is grossly excessive and unconstitutional. ExxonMobil will appeal the decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  March 30, 2004

By:

/s/ Donald D. Humphreys

----------------------------------------------

Name:

Donald D. Humphreys

Title:

Vice President, Controller and

Principal Accounting Officer